Exhibit 99.1

FOR IMMEDIATE RELEASE

November 10, 2016

Strategic Storage Growth Trust, Inc. Reports Third Quarter 2016 Results

- Increased Same-Store Revenues by 21.3% for the Quarter and 20.3% Year-To-Date

- Increased Same-Store Net Operating Income by 49.5% for the Quarter and 41.0% Year-To-Date

-Increased Same-Store Average Physical Occupancy by 9.9% for the Quarter and 11.7% Year-To-Date

-Increased Same-Store Annualized Rent Per Occupied Square Foot by 10% for the Quarter and 4.6% Year-To-Date

LADERA RANCH, CA – November 10, 2016 – Strategic Storage Growth Trust, Inc. (SSGT) announced operating results for the three and nine months ended September 30, 2016.

“We are particularly pleased with our increases in occupancy, both in our same-store year-over-year comparisons and in our brand new self storage facility in Phoenix, Arizona, which just opened in late May of 2016 and was already 46% occupied as of September 30, 2016. ” commented H. Michael Schwartz, CEO of Strategic Storage Growth Trust, Inc. Mr. Schwartz noted further, “from a financing perspective, we are also pleased to report we have fully redeemed the Preferred Units in our operating partnership, and look forward to the positive impact that will have to our common stockholders.”

Key Highlights for the Three Months Ended September 30, 2016:

•	Increased same-store revenues and net operating income (“NOI”) by 21.3% and 49.5%, respectively, for the three months ended September 30, 2016 compared to the three months ended September 30, 2015.

•	Increased same-store average physical occupancy by approximately 9.9% to 91.8% for the three months ended September 30, 2016 from 81.9% for the three months ended September 30, 2015.

•	Increased same-store annualized rent per occupied square foot by approximately 10.0% to $10.63 for the three months ended September 30, 2016 from $9.66 for the three months ended September 30, 2015.

Key Highlights for the Nine Months Ended September 30, 2016:

•	Increased same-store revenues and NOI by 20.3% and 41.0%, respectively, for the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015.

•	Increased same-store average physical occupancy by approximately 11.7% to 89.7% for the nine months ended September 30, 2016 from 78.0% for the nine months ended September 30, 2015.

•	Increased same-store annualized rent per occupied square foot by approximately 4.6% to $9.31 for the nine months ended September 30, 2016 from $8.90 for the nine months ended September 30, 2015.

Capital Transactions:

Redemption of Preferred Units

SSTI Preferred Investor, LLC invested an aggregate of approximately $17.5 million in our operating partnership in 2014 and 2015 in order to partially fund certain of our acquisitions and in exchange received approximately 700,000 Series A Cumulative Redeemable Preferred Units (the “Preferred Units”) in our operating partnership. In September of 2015, we redeemed $1.5 million of the Liquidation Amount of the Preferred Units. During the nine months ending September 30, 2016, we redeemed $11 million of the Liquidation Amount of the Preferred Units. As of September 30, 2016, the Preferred Investor had a remaining amount invested of approximately $5.0 million and approximately 200,000 Preferred Units in our Operating Partnership.

During October 2016, we redeemed the remaining approximately $5 million in Liquidation Amount of the Preferred Units outstanding and approximately $1.5 million in deferred distributions owed thereon. No further Preferred Units are outstanding and no further deferred distributions are owed, such that we no longer have any remaining obligations related to the Preferred Units.

Quarterly Dividend:

On September 21, 2016, our board of directors declared a daily distribution in the amount of $0.0010928962 per share on the outstanding shares of common stock, payable to both Class A and Class T stockholders of record of such shares as shown on our books as of the close of business on each day during the period commencing on October 1, 2016 and ending December 31, 2016. The distribution to the Class T stockholders will be reduced by the stockholder servicing fee due from the Class T stockholders. Such distributions payable to each stockholder of record during a month will be paid the following month.

About Strategic Storage Growth Trust, Inc.:

SSGT is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self storage properties. The SSGT portfolio currently consists of 14 operating self storage facilities located in seven states comprising approximately 9,300 self storage units and approximately 1,100,000 net rentable square feet of storage space and two development properties in the Greater Toronto Area to be comprised of approximately 1,700 self storage units and 170,000 net rental square feet of storage space once completed.

About SmartStop Asset Management, LLC:

SmartStop Asset Management, LLC is a diversified real estate company with a managed portfolio that currently includes approximately 59,000 self storage units and approximately 6.7 million rentable square feet and nearly $1 billion of real estate assets under management. The company is the asset manager for 89 self storage facilities located throughout the United States and Toronto, Canada. SmartStop Asset Management is the sponsor of SSGT and Strategic Storage Trust II, Inc. (SST II), a public non-traded REIT focusing on stabilized self storage properties. The facilities offer affordable and accessible storage units for residential and commercial customers. In addition, they offer secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. Additional information is available at www.smartstopassetmanagement.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Real estate facilities:
Land	$16,899,760	$13,180,000
Buildings	49,568,480	42,338,012
Site improvements	5,559,909	4,811,387

	72,028,149	60,329,399
Accumulated depreciation	(2,624,796)	(1,157,113)

	69,403,353	59,172,286
Construction in process	1,594,912	30,808

Real estate facilities, net	70,998,265	59,203,094
Real estate held for sale, net	12,203,109	—
Cash and cash equivalents	10,810,430	6,600,046
Other assets	1,863,469	1,871,423
Debt issuance costs, net of accumulated amortization	429,067	801,005
Intangible assets, net of accumulated amortization	528,187	1,454,140

Total assets	$96,832,527	$69,929,708

LIABILITIES AND EQUITY
Secured debt	$41,571,482	$38,300,000
Accounts payable and accrued liabilities	1,453,844	1,028,660
Due to affiliates	551,323	252,997
Distributions payable	207,585	20,700
Distributions payable to preferred unitholders in our Operating Partnership	1,579,150	1,042,394

Total liabilities	45,363,384	40,644,751

Commitments and contingencies
Redeemable common stock	687,019	10,706
Preferred equity in our Operating Partnership	4,953,430	15,884,852

Equity:
Strategic Storage Growth Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Class A Common stock, $0.001 par value; 350,000,000 shares authorized; 6,264,959 and 2,676,239 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	6,265	2,676
Class T Common stock, $0.001 par value; 350,000,000 shares authorized; 627,938 and 18,086 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	628	18
Additional paid-in capital	59,147,491	20,735,425
Distributions	(1,206,954)	(37,073)
Accumulated deficit	(12,052,577)	(7,283,029)
Accumulated other comprehensive income (loss)	(8,615)	—

Total Strategic Storage Growth Trust, Inc. equity	45,886,238	13,418,017

Noncontrolling interests in our Operating Partnership	(57,544)	(28,618)

Total equity	45,828,694	13,389,399

Total liabilities and equity	$96,832,527	$69,929,708

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Self storage rental revenue	$2,418,032	$1,238,377	$6,702,976	$3,347,220
Ancillary operating revenue	19,050	53,847	56,582	138,412

Total revenues	2,437,082	1,292,224	6,759,558	3,485,632

Operating expenses:
Property operating expenses	993,269	555,360	2,996,316	1,506,569
Property operating expenses – affiliates	255,957	145,689	720,069	417,571
General and administrative	380,771	318,957	1,421,803	908,290
Depreciation	534,244	401,211	1,525,208	848,785
Intangible amortization expense	240,623	321,579	975,608	943,704
Acquisition expenses – affiliates	51,298	54,640	601,534	289,338
Other property acquisition expenses	30,797	39,226	180,012	134,800

Total operating expenses	2,486,959	1,836,662	8,420,550	5,049,057

Operating loss	(49,877)	(544,438)	(1,660,992)	(1,563,425)
Other expenses:
Interest expense	(347,362)	(158,902)	(1,189,240)	(452,957)
Interest expense – debt issuance costs	(152,001)	(59,517)	(488,228)	(172,554)
Other	(22,359)	4,057	(32,973)	5,033

Net loss	(571,599)	(758,800)	(3,371,433)	(2,183,903)
Less: Distributions to preferred unitholders in our Operating Partnership	(379,232)	(506,741)	(1,353,438)	(1,419,678)
Less: Accretion of preferred equity costs	(17,060)	(72,896)	(68,578)	(251,923)
Net loss attributable to the noncontrolling interests in our Operating Partnership	3,456	24,035	23,901	83,282

Net loss attributable to Strategic Storage Growth Trust, Inc. common stockholders	$(964,435)	$(1,314,402)	$(4,769,548)	$(3,772,222)

Net loss per Class A share—basic and diluted	$(0.17)	$(1.26)	$(1.06)	$(4.18)
Net loss per Class T share—basic and diluted	$(0.17)	$—	$(1.06)	$—

Weighted average Class A shares outstanding—basic and diluted	5,326,034	1,040,164	4,276,634	902,341
Weighted average Class T shares outstanding—basic and diluted	404,319	—	219,139	—

ADDITIONAL INFORMATION REGARDING NOI

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. We believe that NOI is useful for investors as it provides a measure of the operating performance of our operating assets because NOI excludes certain items that are not associated with the operation of the properties. Additionally, we believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.